EXHIBIT 10.2

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (the “Second Amendment”) is made as of this 6th day of December, 2004 by and between The Hearn Company, as agent for THC Valley Corporate Center LLC, a Delaware limited liability company (“Landlord”) and Venture Catalyst, Incorporated, a Utah corporation (“Tenant”).

RECITALS:

WHEREAS, AGBRI Mission, L.L.C., a Delaware limited liability company (“AGBRI”) and Tenant entered into an Office Lease dated May 23, 2001 (“Lease”) for the premises known as Suite 418 comprising approximately 1,487 rentable square feet (“Premises”) located at 591 Camino De La Reina, San Diego, CA 92108 (“Building”); and

WHEREAS, VCC Investors, L.P., a California limited partnership (“VCC”), as successor-in-interest to AGBRI, and Tenant entered into a First Amendment to Office Lease dated April 4, 2003 (“First Amendment”) which in part expanded the Premises to include Suite 427 comprising approximately 1,663 rentable square feet (“Expansion Premises”); and

WHEREAS, Landlord is successor-in-interest to VCC; and

WHEREAS, Landlord owns and operates the Building; and

WHEREAS, Landlord and Tenant are desirous of amending the Lease in accordance with the terms hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree to further amend the Lease as follows:

1.	Commencing January 1, 2005 (“Effective Date”), the Lease for the Premises and Expansion Premises shall be extended to December 31, 2005 (hereinafter “Termination Date”).

2.	Commencing on the Effective Date and continuing until the Termination Date, the combined Annual Base Rent and Monthly Base Rent for the Premises and Expansion Premises shall be as follows:

Term	Monthly Base Rent
1/1/2005 – 6/30/2005	$7,371.00

7/1/2005 – 12/31/2005	$7,654.50

3.	Concurrently with Tenant’s execution of this Second Amendment, Tenant shall deposit with Landlord $283.50 so that the Tenant’s combined Security Deposit for the Premises and Expansion Premises shall equal $7,654.50.

4.	Tenant represents and warrants to Landlord that neither Tenant nor its officers or agents nor anyone acting on Tenant’s behalf has dealt with any real estate broker in connection herewith. Tenant agrees to indemnify, defend, and hold harmless Landlord and agent for Landlord from the claim or claims of a broker or brokers claiming to have interested Tenant into this Second Amendment.

5.	Any capitalized term not otherwise defined herein shall have the meaning ascribed to it in the Lease.

6.	In all other respects, except as otherwise stated in this Second Amendment, the Lease shall remain in full force and effect.

IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto, as of the day and year first written above.

LANDLORD		TENANT
THE HEARN COMPANY, AS AGENT FOR THE THC VALLEY CORPORATE CENTER LLC		VENTURE CATALYST, INCORPORATED

By:	/s/ Stephen G. Hearn	By:	/s/ Kevin McIntosh
	Stephen G. Hearn		Kevin McIntosh

Title:	President	Title:	Senior VP and CFO

Date:	12/22/04	Date:	12/06/04

By:
L. Donald Speer, II

		Title:	Chairman of the Board and CEO

Date: